UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2013

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O’Connor Blvd., Suite 200 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Description of Capital Stock

Below is an updated description of the capital stock of Pioneer Natural Resources Company (“Pioneer”).

DESCRIPTION OF CAPITAL STOCK

General

Pioneer is incorporated in the State of Delaware. The rights of Pioneer’s stockholders are generally covered by Delaware law and Pioneer’s certificate of incorporation and bylaws (each as amended and restated and in effect on the date hereof). The terms of Pioneer’s capital stock are therefore subject to Delaware law, including the Delaware General Corporation Law (the “DGCL”), and the common and constitutional law of Delaware.

Pioneer’s authorized capital stock consists of 600,000,000 shares of stock, including:

•	500,000,000 shares of common stock, $0.01 par value per share, of which 138,864,386 shares were issued and outstanding as of September 12, 2013; and

•	100,000,000 shares of preferred stock, $0.01 par value per share, including 500,000 shares that have been designated as Series A Junior Participating Preferred Stock, of which no shares are currently issued or outstanding.

Common Stock

This section describes the general terms of Pioneer’s common stock. For more detailed information, you should refer to Pioneer’s amended and restated certificate of incorporation, as amended, and third amended and restated bylaws, copies of which have been filed with the Securities and Exchange Commission (“SEC”). For Pioneer’s amended and restated certificate of incorporation, as amended, please refer to Exhibit 3.1 to Pioneer’s Registration Statement on Form S-4 filed with the SEC on June 26, 1997, and Exhibit 3.1 to Pioneer’s Current Report on Form 8-K filed with the SEC on May 18, 2012. For Pioneer’s third amended and restated bylaws, please refer to Exhibit 3.2 to Pioneer’s Current Report on Form 8-K filed with the SEC on May 18, 2012.

Holders of Pioneer’s common stock are entitled to one vote per share with respect to each matter submitted to a vote of Pioneer’s stockholders, subject to voting rights that may be established for shares of Pioneer’s preferred stock, if any. Except as may be provided in connection with Pioneer’s preferred stock or as otherwise may be required by law or Pioneer’s amended and restated certificate of incorporation, as amended, Pioneer’s common stock is the only capital stock entitled to vote in the election of directors. Pioneer’s common stock does not have cumulative voting rights.

Subject to the rights of holders of Pioneer’s preferred stock, if any, holders of Pioneer’s common stock are entitled to receive dividends lawfully declared by the board of directors of Pioneer (the “Pioneer Board”). If Pioneer liquidates, dissolves or winds up its business, whether voluntarily or involuntarily, holders of Pioneer’s common stock will be entitled to receive any assets available for distribution to Pioneer’s stockholders after Pioneer has paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

The outstanding shares of Pioneer’s common stock are fully paid and nonassessable. Pioneer’s common stock does not have any preemptive, subscription or conversion rights. Pioneer may issue additional shares of its authorized common stock as authorized by the Pioneer Board from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

This section describes the general terms and provisions of Pioneer’s preferred stock. If Pioneer issues a new series of preferred stock, it will file a copy of the certificate of designations that contains the terms of that series with the SEC. Each certificate of designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions.

The Pioneer Board has been authorized to provide for the issuance of shares of Pioneer’s preferred stock in multiple series without the approval of stockholders. With respect to each series of Pioneer’s preferred stock, the Pioneer Board has the authority to fix the terms of such series, including without limitation the following:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable to a holder of such shares for each share owned if Pioneer dissolves or liquidates;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, preferences or limitations of such series.

A preferred stockholder’s rights with respect to such holder’s shares of preferred stock will be subordinate to the rights of Pioneer’s general creditors. Shares of Pioneer’s preferred stock that Pioneer issues will be fully paid and nonassessable and will not be entitled to preemptive rights unless specified in the applicable certificate of designations.

Pioneer’s ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, Pioneer could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, Pioneer could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, Pioneer’s issuance of preferred stock could adversely affect the voting power of the holders of Pioneer’s common stock. Although the Pioneer Board is required to make any determination to issue any preferred stock based on its judgment as to the best interests of Pioneer’s stockholders, the Pioneer Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of Pioneer’s stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. The Pioneer Board does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Limitation on Directors’ Liability

Pioneer’s amended and restated certificate of incorporation, as amended, provides, as authorized by Section 102(b)(7) of the DGCL, that a director of Pioneer will not be personally liable to Pioneer or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Pioneer or its stockholders;

•	for acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

The inclusion of this provision in Pioneer’s amended and restated certificate of incorporation, as amended, may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Pioneer and its stockholders.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL prohibits a defined set of transactions between a Delaware corporation, such as Pioneer, and an “interested stockholder.” An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•	the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•	the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•	the business combination is approved by a majority of the corporation’s board of directors and by the affirmative vote of 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Special Charter and Bylaw Provisions

Advance Notice

Pioneer’s amended and restated certificate of incorporation, as amended, and its third amended and restated bylaws contain provisions requiring that advance notice be delivered to Pioneer of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to the Pioneer Board. Generally, such advance notice provisions provide that the stockholder must give written notice to Pioneer’s Secretary not less than 60 days before the scheduled date of the annual meeting of Pioneer’s stockholders or, if later, ten days after the first public notice of the annual meeting is sent to Pioneer’s stockholders. The notice must set forth specific information regarding such stockholder and such business or director nominee, as described in Pioneer’s amended and restated certificate of incorporation, as amended, and its third amended and restated bylaws. Such requirement is in addition to those set forth in the regulations adopted by the SEC under the Securities Exchange Act of 1934.

Election of Directors

Pioneer’s amended and restated certificate of incorporation, as amended, provides that, subject to any rights of holders of preferred stock to elect one or more directors, the number of directors shall not be fewer than three or more than 21. Pioneer’s amended and restated certificate of incorporation, as amended, provides for a classified board of directors until the election of directors at the annual meeting of stockholders in 2015, consisting of three classes as nearly equal in size as practicable. As the classified board is phased out through 2015, (i) the class of directors that were elected at the annual meeting of stockholders in 2011 (“Class II”) will hold office for three years until 2014; (ii) the class of directors that were elected at the annual meeting of stockholders in 2012 (“Class III”) will also hold office for three years, until 2015; (iii) the class of directors that were elected at the annual meeting of stockholders in 2013 (“Class I”) will hold office for one year until 2014; and (iv) at the annual meeting of stockholders in 2014, stockholders will vote to elect directors from Class I and Class II, which directors will hold office for one year until 2015. From and after the election of directors at the annual meeting of stockholders in 2015, the Pioneer Board will no longer be classified and each director will be elected for a term of one year at each annual meeting of the Pioneer stockholders beginning with the election of directors at the annual meeting of stockholders in 2015. Pioneer’s amended and restated certificate of incorporation, as amended, provides that, until the election of directors at the annual meeting of stockholders in 2015, Pioneer’s directors may be removed only for cause.

No Action by Written Consent

Pioneer’s amended and restated certificate of incorporation, as amended, provides that stockholders may not act by written consent in lieu of a meeting. Special meetings of the stockholders may be called by the Pioneer Board, but may not be called by Pioneer’s stockholders.

Fair Price Provision

Pioneer’s amended and restated certificate of incorporation, as amended, also contains a “fair price” provision that applies to certain business combination transactions involving any person or group that beneficially owns at least 10% of the aggregate voting power of Pioneer’s outstanding capital stock, referred to as a “related person.” The “fair price” provision requires the affirmative vote of the holders of:

•	at least 80% of the voting power of Pioneer’s outstanding capital stock entitled to vote generally in the election of directors, and

•	at least 66 2⁄3% of the voting power of Pioneer’s outstanding capital stock entitled to vote generally in the election of directors that is not beneficially owned by the related person to approve certain transactions between the related person and Pioneer or its subsidiaries, including any merger, consolidation or share exchange, any sale, lease, exchange, pledge or other disposition of Pioneer’s assets or its subsidiaries having a fair market value of at least $10 million, any transfer or issuance of Pioneer’s securities or its subsidiaries’ securities, any adoption of a plan or proposal by Pioneer of its voluntary liquidation or dissolution, certain reclassifications of Pioneer’s securities or recapitalizations or certain other transactions, in each case involving the related person.

This voting requirement will not apply to certain transactions, including:

•	any transaction in which the consideration to be received by the holders of each class or series of capital stock is:

•	the same in form and amount as that paid in a tender offer in which the related person acquired at least 50% of the outstanding shares of such class or series and which was consummated not more than one year earlier; or

•	not less in amount than the highest per share price paid by the related person for shares of such class or series; and

•	any transaction approved by Pioneer’s continuing directors.

This provision could have the effect of delaying or preventing change in control in a transaction or series of transactions that do not satisfy the “fair price” criteria.

Amendments

In addition to any other vote required by law, the provisions of Pioneer’s amended and restated certificate of incorporation, as amended, relating to the limitation of actions taken by written consent and the “fair price” provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of Pioneer’s outstanding capital stock entitled to vote generally in the election of directors.

Pioneer’s third amended and restated bylaws may be amended by the Pioneer Board or by the affirmative vote of the holders of at least 66  2⁄3% of the aggregate voting power of Pioneer’s outstanding capital stock entitled to vote in the election of directors.

Potential Anti-Takeover Effect

The foregoing provisions of Pioneer’s amended and restated certificate of incorporation, as amended, and Pioneer’s third amended and restated bylaws, together with the provisions of Section 203 of the DGCL, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to Pioneer’s stockholders and of limiting any opportunity to realize premiums over prevailing market prices for Pioneer’s common stock in connection therewith. This could be the case notwithstanding that a majority of Pioneer’s stockholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company serves as the registrar and transfer agent for the Pioneer common stock.

Stock Exchange Listing

Pioneer’s common stock is listed on the New York Stock Exchange. The trading symbol for Pioneer’s common stock is “PXD.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Mark H. Kleinman
Mark H. Kleinman
Vice President, Legal and Corporate Secretary

Dated: September 16, 2013